                                                                 EXHIBIT d(3)(b)


                                 AMENDMENT NO. 1
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         This Amendment dated as of September 10, 2001, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated September 11, 2000, between AIM Advisors, Inc. and INVESCO Global Asset Management (N.A.), Inc.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM Advisor International Value Fund to AIM International Value Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Exhibit A to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

                                      FUND

                          AIM International Value Fund"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                         INVESCO GLOBAL ASSET
                                         MANAGEMENT (N.A.), INC.


Attest: /s/ illegible                    By:    /s/ Kirk F. Holland
        ------------------------------          ----------------------------
        Assistant Secretary                     Kirk F. Holland
                                                President


(SEAL)

                                         AIM ADVISORS, INC.


Attest: /s/ Lisa A. Moss                 By:    /s/ Robert H. Graham
        ------------------------------          ----------------------------
        Assistant Secretary                     Robert H. Graham
                                                President


(SEAL)